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                                                                  Exhibit (j)(2)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 23, 2003, relating to the financial statements and financial highlights of ING Bond Fund, ING Government Fund, ING Aeltus Money Market Fund and ING Brokerage Cash Reserves Fund, four of the portfolios constituting ING Series Fund, Inc., which appear in the March 31, 2003 Annual Reports to Shareholders of ING Series Fund, Inc., which are also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 13, 2002, relating to the financial statements and financial highlights of ING International Growth Fund, one of the portfolios constituting ING Series Funds, Inc., which appears in the October 31, 2002 Annual Report to Shareholders of ING Series Fund, Inc., which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" in such Registration Statement.



PricewaterhouseCoopers LLP

Denver, Colorado
July 24, 2003